As filed with the Securities and Exchange Commission on September 22, 1994.
                        Registration No. 33-


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                      ----------------------

                         FORM S-8 AND S-3

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                  SAFECARD SERVICES, INCORPORATED
      ------------------------------------------------------
      (Exact name of Registrant as specified in its Charter)


Delaware                                     13-2650534
- -------------------------------              -------------------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


                    3001 E. Pershing Boulevard
                      Cheyenne, Wyoming 82001
             ----------------------------------------
             (Address of Principal Executive Offices)

                  SAFECARD SERVICES, INCORPORATED
             1994 LONG TERM STOCK-BASED INCENTIVE PLAN
             -----------------------------------------
                       (Full title of Plans)

                           Marc F. Joseph
            Senior Vice President-Law and Public Affairs
                       202 ATP Tour Boulevard
                   Ponte Vedra Beach, Florida 32082
                           (904) 273-3000
      ------------------------------------------------------
      (Name, address, telephone number of agent for service)

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                       CALCULATION OF REGISTRATION FEE

                                      Proposed
                       Amount         Maximum              Amount of
Title of Shares        to be          Aggregate Price      Registration
to be Registered       Registered     Per Unit             Fee
- ----------------       ----------     ---------------      ------------

Common Stock           2,314,000      $15.55               $12,407.83
                          86,000      $16.375              $   485.61


(1) Estimated solely for the purpose of determining the registration fee. The common stock of SafeCard Services, Incorporated ("SafeCard" or the "Company"), par value $.01 per share (the "Common Stock"), is listed on the New York Stock
     Exchange ("NYSE"). $15.55 represents the weighted average option price for shares of Common Stock covered by options outstanding on September 8, 1994 and with respect to restricted stock and options not presently outstanding, $16.375 represents the average of high and low prices of the Registrant's Common Stock as quoted on NYSE on September 16, 1994.

(2) This amount is calculated based on the aggregate number of shares being registered hereunder for issuance pursuant to the exercise of options and other rights under the SafeCard Services, Incorporated 1994 Long Term Stock-Based Incentive Plan (the "1994 Plan"). This includes 2,400,000 shares of Common Stock granted as restricted stock or issuable upon the exercise of options or stock appreciation rights under the 1994 Plan. This Registration Statement also includes such indeterminate number of additional shares of Common Stock of the Company as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the 1994 Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount ofinterests in the 1994 Plan to be offered or sold pursuant to the 1994 Plan.




EXPLANATORY NOTE: This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales, by affiliates, or persons who may be deemed to be affiliates, of the Registrant, of shares of Common Stock of SafeCard Services, Incorporated. The second part contains Information Required in the Registration Statement pursuant to Part II of Form S-8 and Information Not Required in the Prospectus pursuant to Part II of Form S-3. In addition, the Form S-8 registers shares of Common Stock of SafeCard Services, Inc., issued as restricted stock or upon exercise of options or stock appreciation rights granted pursuant to the Registrant's 1994 Plan. Pursuant to the Note to Part I of Form S-8, the Plan Information specified by Part I is not being filed with the Securities and Exchange Commission.

                            PROSPECTUS
                            ----------

                  SAFECARD SERVICES, INCORPORATED
                 1,707,000 Shares of Common Stock
                    (Par Value $.01 Per Share)

     This Prospectus may be used by certain persons (the "Covered Stockholders") who may be deemed to be affiliates of SafeCard Services, Incorporated (the "Company" or "SafeCard"), a Delaware corporation, to sell shares of common stock, par value $.01 per share, of SafeCard (the "Common Stock"), which may be acquired by such persons pursuant to the lapse of restrictions on restricted stock or the exercise of all or any portion of certain stock options granted to such persons by SafeCard. All proceeds from any sales of such shares of Common Stock will inure to the benefit of the Covered Stockholders. SafeCard will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Covered Stockholders will acquire certain of the shares covered by this Prospectus, which funds, if any, will be used for working capital. All expenses of registration incurred in connection herewith are being borne by SafeCard, but all selling and other expenses incurred by individual Covered Stockholders will be borne by such Covered Stockholders.

     The Covered Stockholders have not advised SafeCard of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions (which may include block transactions) on the New York Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The shares of Common Stock to which this Prospectus relates may be authorized for listing on the New York Stock Exchange. See "The Plan of Distribution." The Common Stock of SafeCard is listed and traded on the New York Stock Exchange under the symbol SSI.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities offered by this Prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information in this Prospectus or in the documents incorporated herein by reference is correct as of any time subsequent to the date hereof or the dates thereof.

                         TABLE OF CONTENTS

                                                               Page

Available Information .......................................... 5
Incorporation of Certain Documents by Reference ................ 5
The Company .................................................... 6
Covered Stockholders ........................................... 6
Plan of Distribution ........................................... 8
Description of Common Stock .................................... 8
Indemnification ................................................ 10
Interests of Counsel ........................................... 10


                       AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

              INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

          (a) SafeCard's Annual Report on Form 10-K for the fiscal year ended October 31, 1993;

          (b) SafeCard's Forms 8-K dated December 6, 1993, January 14, 1994, April 18, 1994, July 13, 1994 and July 25, 1994;

          (c) SafeCard's quarterly report on Form 10-Q for its fiscal quarter ended January 31, 1994;

          (d) SafeCard's quarterly report on Form 10-Q for its fiscal quarter ended April 30, 1994;

          (e) SafeCard's quarterly report on Form 10-Q for its fiscal quarter ended July 31, 1994; and

          (f)  SafeCard's Proxy Statement dated February 4, 1994.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     With respect to the unaudited consolidated financial information of SafeCard Services, Incorporated for the fiscal quarters ended January 31, 1994, April 30, 1994 and July 31, 1994, incorporated by reference in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated February 25, 1994, June 13, 1994 and August 18, 1994 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their reports had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.

Price Waterhouse LLP is not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the Act.


                            THE COMPANY

     SafeCard's principal executive office is located at 3001 E. Pershing Blvd., Cheyenne, Wyoming 82001 and its telephone number is (307) 771-2700.

                       COVERED SHAREHOLDERS

     The names of the Covered Stockholders and the positions, offices or other material relationships which they have had with SafeCard since September 1991 are as follows:






                                   Current Position         Former Position
Covered Shareholder(s)             with SafeCard            with SafeCard
- ----------------------             ----------------         ---------------

Paul G. Kahn                       Director, Chairman            --
                                   and Chief Executive
                                   Officer

Thomas F. Petway, III              Director                      --

Francis J. Marino                  Vice Chairman                 --

G. Thomas Frankland                Vice Chairman and             --
                                   Chief Financial Officer

     The 1,707,000 shares of Common Stock covered by this Prospectus are shares which are subject to certain restrictions and to options granted by SafeCard to the Covered Stockholders since December 1993.

     The following table sets forth: (i) the name of the Covered Stockholders who may sell Common Stock pursuant to this Prospectus, (ii) the number of shares of Common Stock owned (or subject to option) by each Covered Shareholder as of September 16, 1994, (iii) the number of shares of Common Stock which may be offered and are being registered for the account of each Covered Shareholder by this Prospectus (all of which will be acquired by the Covered Stockholders pursuant to the lapse of restrictions on shares of restricted stock or pursuant to the exercise of options) and
(iv) the amount and (if one percent or more) the percentage of the class to be owned by each Covered Shareholder if such Covered Shareholder were to sell all of the shares of Common Stock covered by this Prospectus.


                                                               Percent of
                                                               Total
                                                               Outstanding
                     Number of                                 Shares
                     Shares Owned                              Owned if
                     (or Subject                               All Shares
                     to Option)                  Owned if All  Registered
                     Hereunder      Number of    Shares        Hereunder
                     Prior to       Shares to    Registered    Were sold
                     this           be           Hereunder     (if 1% or
Name                 Registration   Registered   Were Sold(1)  More)(2)
- ----                 ------------   ----------   ------------  ---------

Paul G. Kahn           1,005,100    1,005,000(3)       100        ----

Thomas F. Petway,III     114,400      100,000(3)    14,400        ----

G. Thomas Frankland      301,000      301,000(3)         0        ----

Francis J. Marino        301,000      301,000(3)         0        ----

                         ____________________

(1) Assuming that all shares individually owned and covered by this Prospectus are sold and that no additional shares are purchased or sold by any Covered Stockholders.

(2) Based upon 28,920,649 shares of Common Stock outstanding as of July 31, 1994, plus, in the case of each Covered Shareholder, the number of shares subject to option such individual has the right to purchase and assuming that all shares of Common Stock individually owned and covered by this Prospectus are sold and that no additional shares are purchased or sold by such Covered Stockholders.

(3)  Includes shares of restricted stock and shares subject to options.

                       PLAN OF DISTRIBUTION

     Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Covered Stockholders for their own account, and they will receive all proceeds from any such sales. The Company will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Covered Stockholders will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital. The Covered Stockholders have not advised the Company of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions (which may include block transactions) on the New York Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. If shares of Common Stock are sold through brokers, the Covered Stockholders may pay customary brokerage commissions and charges. The Covered Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Covered Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Covered Stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under such Act. Shares of Common Stock covered by this Prospectus also may be sold pursuant to Rule 144 under the Securities Act of 1933 rather than pursuant to this Prospectus. The Covered Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation Rules 10b-5, 10b-6 and 10b-7 thereunder.

     The shares of Common Stock to which this Prospectus relates may be authorized for listing on the New York Stock Exchange.




                    DESCRIPTION OF COMMON STOCK


General

     SafeCard's Certificate of Incorporation authorizes the issuance of 35,000,000 shares of Common Stock, par value $.01 per share. SafeCard Common Stock is listed and traded on the New York Stock Exchange under the symbol SSI.

     Certain characteristics of the Common Stock are described below.

     SafeCard may pay dividends on the Common Stock when, as and if declared by its Board of Directors out of funds legally available therefor, subject to certain restrictions. The holders of Common Stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors.

     SafeCard's Board of Directors declared a cash dividend of $.05 per share payable on September 30, 1994 to stockholders of record on September 21, 1994. The Board of Directors has adopted a policy of declaring cash dividends of $.05 per share on a quarterly basis. This policy is subject to change at the discretion of the Board of Directors.

     Shares of Common Stock are non-assessable upon payment therefor. In the event of a liquidation, dissolution or winding up of SafeCard, each holder of Common Stock would be entitled to receive, after payment of all debts and liabilities of SafeCard, a pro-rata portion of all assets of SafeCard available for distribution to holders of Common Stock.

     Holders of Common Stock do not have any preemptive rights.

Voting and Election of Directors

     Each holder of Common Stock is entitled to one vote for each share held on all matters voted upon by stockholders. SafeCard's Certificate of Incorporation does not give stockholders the right to vote for directors cumulatively. The directors are divided into three classes serving three year terms, with each class as equal in number as possible and only one class elected each year.

Certain Change in Control Provisions

     The Certificate of Incorporation and By-Laws of SafeCard contain certain provisions which may have the effect of delaying, deferring or preventing a change in control of SafeCard in the absence of the approval of SafeCard's Board of Directors or otherwise. These provisions include the following: SafeCard's Board of Directors shall be classified into three classes of approximately equal number having staggered terms of three years each. Special meetings of stockholders may be called only by the Chairman of the Board or by upon the written request of a majority of the Board of Directors. Such requests shall state the purposes of the proposed meeting. Business transacted at the special meeting shall be limited to the purposes stated in the request. Stockholder proposals and nominations for the election of directors at any meeting of stockholders must be submitted in writing to the Secretary of SafeCard in accordance with prescribed procedures and must be received within certain prescribed time periods.
For example, notice of a stockholder proposal to be brought before the annual meeting must be delivered to, or mailed and received at, SafeCard's principal executive offices not less than sixty days nor more than ninety days prior to the scheduled annual meeting. Such notice to the Secretary shall contain (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholders proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SafeCard stock beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

     In addition, SafeCard's By-Laws provide that they may only be amended or repealed by the affirmative vote of the holders of two-thirds of the stock issued and outstanding and entitled to vote or by the affirmative vote of a majority of the Board of Directors.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company of New York.


                          INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an officer, director, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of SafeCard, or is or was serving or has agreed to serve at the request of SafeCard as a director, officer, employee or agent of another corporation, partnership, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses, judgments, fines and amounts paid in settlements. Paul G. Kahn, Thomas F. Petway, III, G. Thomas Frankland and Francis J. Marino each have indemnification agreements with SafeCard pursuant to SafeCard's Certificate of Incorporation and By-Laws, which require indemnification of SafeCard's directors and officers to the extent such indemnification is permitted under the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SafeCard pursuant to the foregoing provisions, SafeCard has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 (Form S-8).       Incorporation of Documents by Reference

     See "Incorporation of Certain Documents by Reference" included in the Prospectus.

Item 4 (Form S-8).       Description of Securities

     See "Description of Common Stock" included in the Prospectus.

Item 5 (Form S-8).       Interests of Named Experts and Counsel

     Not Applicable.

Item 14 (Form S-3). Other Expenses of Issuance and Distribution

     The following are the estimated expenses of issuance and distribution of the shares registered hereunder on Form S-3.

          Registration Fee              $ 12,893.44
          Legal Fees and Expenses       $  1,965.00
          Miscellaneous                 $  1,000.00
                                         ----------
                           Total        $ 15,858.44

     All of the above expenses have been or will be paid by the Registrant.

Any further expenses incurred in connection with the sale of such shares by the Covered Stockholders will be paid by such Covered Stockholders. It is impracticable to estimate such expenses.

Item 6 (Form S-8) and
Item 15 (Form S-3).      Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law generally provides the Company broad powers to indemnify its directors, officers, employees and agents.

     Section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.


     Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

     Section 145(c) provides that, to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 145(d) provides that any indemnification under subsections 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section 145(e) provides that expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 145.

     Section 145(f) provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which any director or officer seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

     Section 145(j) provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

          Article EIGHTH of the Company's Certificate of Incorporation provides that the Company shall to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant thereto.

          Article TWELFTH of the Company's Certificate of Incorporation consistent with Section 102(b)(7) of the Delaware General Corporation Law, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any improper payment of dividends or any unlawful stock purchase or redemption as provided under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article TWELFTH further provides no amendment or repeal of such article or adoption of any provision of the Certificate of Incorporation inconsistent with Article TWELFTH shall prejudice the exculpatory effect of Article TWELFTH with respect to any act or omission occurring prior to the effective date of such amendment, repeal or inconsistent provision.

          Section 10 of Article V of the Company's By-Laws provides that each person who is or was a director or officer of the Company or any of its subsidiaries and each person who serves or may have served at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the Company in accordance with and to the fullest extent authorized by, the provisions of Delaware General Corporation Law as it may from time to time be amended. Each person who is or was an employee or agent of the Company, and each person who serves or may have served as an employee or agent of another corporation, partnership, joint venture trust or other enterprise, may be similarly indemnified at the discretion of the Board of Directors.

     In addition to indemnification provided by statutes, SafeCard's Certificate of Incorporation and By-Laws, the Company has written indemnity agreements with its directors and with certain of its officers. In general, the written indemnity agreements provide broad protection to the indemnitee, including, among other things, (i) mandatory advancement of litigation expenses (including attorneys' fees), subject to an undertaking by the indemnitee to repay such advances if it is later determined that he or she is not entitled to indemnification; (ii) contribution toward the amount incurred by the indemnitee under certain circumstances where complete indemnification may otherwise be unavailable; (iii) continuation of the maximum directors' and officers' liability insurance available to the Company; and (iv) payment of expenses incurred by the indemnitee in actions brought by the indemnitee under certain circumstances. The indemnity agreements provide additional benefits in the event of a change in control of the Company. The indemnity agreements also provide that no action may be brought by or on behalf of the Company against the indemnitee after the expiration of two years from the date of the accrual of such action.

Item  7 (Form S-8).      Exemption from Registration Claimed

     Not applicable.

Item 8 (Form S-8) and Item 16 (Form S-3).    Exhibits

     This Registration Statement includes the following exhibits:

Exhibit Number

5 Opinion of Mahoney Adams & Criser, P.A., counsel for the Company, concerning the legality of the securities being registered.

10(a)     Option Agreement between the Company and Paul G. Kahn
          (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K filed on December 6, 1993.)

10(b) Stock Option Agreement between the Company and Francis J. Marino (incorporated by reference to Exhibit 10(a) of the Company's quarterly report on Form 10-Q for the period ended January 31, 1994.)

10(c) Stock Option Agreement between the Company and Thomas F. Petway, III (incorporated by reference to Exhibit 10(c) of the Company's quarterly on Form 10-Q for the period ended April 30, 1994.)

10(d) Stock Option Agreement between the Company and G. Thomas Frankland (incorporated by reference to Exhibit 10(a) to the Company's quarterly report on Form 10-Q for the period ended April 30, 1994.)

15        Letter Regarding unaudited financial information.

23(a)     Consent of Price Waterhouse LLP, Independent Accountants.

23(b) Consent of Mahoney Adams & Criser, P.A., counsel for the Company (included in Exhibit (5)).

15        Letter regarding unaudited financial information.

23(a)     Consent of Price Waterhouse LLP, Independent Accountants.


23(b) Consent of Mahoney Adams & Criser, P.A., counsel for the Company (included in Exhibit (5)).

25        Powers of Attorney.

Item 9 (Form S-8) and Item 17 (Form S-3).    Undertakings

          (1)  The undersigned registrant hereby undertakes:

          (a) To file during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra Beach, State of Florida, on the 21st day of September, 1994.

                                   SAFECARD SERVICES INCORPORATED



                                   By:             *
                                        ----------------------------

                                        Paul G. Kahn
                                        Chairman and Chief Executive
                                        Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                    Date



           *
- ------------------------      Director                   September 21, 1994
William T. Bacon, Jr.



            *
- ------------------------      Director                   September 21, 1994
Marshall L. Burman



             *
- ------------------------      Director                   September 21, 1994
Robert L. Dilenschneider



             *
- ------------------------      Director, Chairman and     September 21, 1994
Paul G. Kahn                  Chief Executive Officer





              *
- ------------------------      Director                   September 21, 1994
Eugene Miller


             *
- ------------------------      Director                   September 21, 1994
Thomas F. Petway, III


             *
- ------------------------      Chief Financial Officer    September 21, 1994
G. Thomas Frankland           (also principal accounting
                              officer)


FRANCIS J. MARINO
- -----------------------                                  September 21, 1994
Francis J. Marino
*Attorney in Fact

* By signing his name hereto, Francis J. Marino does sign this document on behalf of each of the persons indicated by an asterisk above, pursuant to Powers of Attorney duly executed by such persons and filed with the Securities and Exchange Commission herewith.


     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra Beach, State of Florida on the 21st day of September, 1994.



                              SAFECARD SERVICES, INCORPORATED

                              1994 Long Term Stock-Based Incentive Plan


                              By:                  *
                                   --------------------------------------
                                   Marshall L. Burman
                                   Chairman of the Compensation Committee

                         INDEX TO EXHIBITS

                                                          Pagination by
Exhibit             Exhibit                               Sequential
Number              Description                           Numbering System


5         Opinion of  Mahoney Adams & Criser, P.A.,                 21-22
          counsel for the Company, concerning the
          legality of the securities being registered.

10(a)     Option Agreement between the Company and Paul G.            ---
          Kahn (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K filed on December 6, 1993.)

10(b)     Stock Option Agreement between the Company and              ---
          Francis J. Marino (incorporated by reference to
          Exhibit 10(a) of the Company's quarterly report on Form 10-Q for the period ended January 31, 1994.)

10(c)     Stock Option Agreement between the Company and Thomas F.    ---
          Petway, III  (incorporated by reference to Exhibit
          10(c) of the Company's quarterly on Form 10-Q for the period ended April 30, 1994.)

10(d)     Stock Option Agreement between the Company and              ---
          G. Thomas Frankland (incorporated by reference to
          Exhibit 10(a) to the Company's quarterly report on Form 10-Q for the period ended April 30, 1994.)

15        Letter regarding unaudited financial information             24

23(a)     Consent of Price Waterhouse LLP, Independent Accountants     26

23(b)     Consent of  Mahoney Adams & Criser, P.A., counsel for       ---
          the Company (included in Exhibit 5).

25        Powers of Attorney.                                       28-34